                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 33-77024) and S-8 (No. 333-84716, No. 333-84724, No.
333-43756, No. 333-52020, No. 33-85692, No. 33-50564, No. 33-56756, No.
33-67160, No. 33-73680, No. 33-98750, No. 333-242, No. 333-5719, No. 333-5721,
No. 333-24207, No. 333-27089, No. 333-39095, No. 333-61889, No. 333-95601, and
No. 333-95603) of Callaway Golf Company of our report dated March 19,2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP

San Diego, California
March 14, 2003